UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 5, 2010

GE Capital Credit Card Master Note Trust

RFS Holding, L.L.C.

GE Money Bank

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495, 333-130030, 333-144945, 333-107495-02, 333-130030-01, 333-144945-01	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (GE Capital Credit Card Master Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

901 Main Avenue
Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On March 5, 2010, GE Capital Credit Card Master Note Trust entered into (i) the ISDA Novation Agreement, a copy of which is filed with this Form 8-K as Exhibit 4.1, pursuant to which The Royal Bank of Scotland N.V. assigns its rights and obligations under the ISDA Master Agreement and related Schedule and Confirmation, each dated as of June 30, 2005 and filed as Exhibit 4.2, 4.4 and 4.6, respectively, to Form 8-K on July 6, 2005, to The Royal Bank of Scotland plc and (ii) the ISDA Novation Agreement, a copy of which is filed with this Form 8-K as Exhibit 4.2, pursuant to which The Royal Bank of Scotland N.V. assigns its rights and obligations under the ISDA Master Agreement and related Schedule and Confirmation, each dated as of June 30, 2005 and filed as Exhibit 4.3, 4.5 and 4.7, respectively, to Form 8-K on July 6, 2005, to The Royal Bank of Scotland plc.

Item 9.01.             Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit No.	Document Description

4.1	ISDA Novation Agreement, dated as of March 5, 2010, among GE Capital Credit Card Master Note Trust, The Royal Bank of Scotland N.V., as transferor, and The Royal Bank of Scotland plc, as transferee.

4.2	ISDA Novation Agreement, dated as of March 5, 2010, among GE Capital Credit Card Master Note Trust, The Royal Bank of Scotland N.V., as transferor, and The Royal Bank of Scotland plc, as transferee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 5, 2010	RFS Holding, L.L.C., as depositor

	By:	/s/ Ravi Ramanujam
	Name:	Ravi Ramanujam
	Title:	Vice President